Pritchett, Siler & Hardy, PC

Certified Public Accountants

Exhibit 16.1

October 11, 2018

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Gold Entertainment Group, Inc.

Commission File No. 000-28571

We have read the statements that Gold Entertainment Group, Inc., included under Item 4.01 of the Form 8-K report dated October 11, 2018, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

Pritchett, Siler & Hardy, P.C.

Salt Lake City, UT

515 S 400 E, Ste 100, Salt Lake City, UT 84111 P 801-328-2727 F 801-328-1123